Exhibit 10.18

EXCLUSIVE PATENT LICENSE AGREEMENT

This Exclusive Patent License Agreement, effective as of October 10, 2023 (“Effective Date”), is entered by and between the University of Georgia Research Foundation, Inc., a Georgia non-profit corporation (“UGARF”), and AN2 Therapeutics, Inc., a Delaware corporation having a principal place of business at 1800 El Camino Real, Suite D, Menlo Park, CA 94027 (“Licensee”). UGARF and Licensee may each be referred to individually as a “Party” or may together be referred to collectively as the “Parties.”

A.
The Wellcome Trust Limited as trustee of The Wellcome Trust (the “Trust”), Anacor Pharmaceuticals (“Anacor”), and UGARF are parties to that Not-For-Profit Funding Agreement (Seeding Drug Discovery) dated October 15, 2014, as amended by the First Amendment dated February 20, 2017, the Notice and Amendment No. 2 dated April 17, 2020, the Third Amendment dated December 3, 2020, the Fourth Amendment dated April 21, 2021, and the Fifth Amendment dated on or about May 11, 2022 (collectively, with any additional future amendments, the “Anacor License Agreement”). A true and complete copy of the Anacor License Agreement is attached hereto as Schedule 1.1. AN2 shall treat the Anacor License Agreement as UGARF Confidential Information.

B.
Pursuant to the Anacor License Agreement:

1.
Trust, Anacor, and UGARF funded and/or performed, and are continuing to fund and/or perform, certain research.

2.
Anacor is the owner of certain materials resulting from the research, including Project Compounds (as defined by the Anacor License Agreement) and intellectual property rights therein, which are included among Project Intellectual Property (as defined by the Anacor License Agreement).

3.
Trust, Anacor, and UGARF have agreed that UGARF is the Exploiting Party (as defined by the Anacor License Agreement) responsible for patent prosecution and maintenance, as well as commercialization, of Project Compounds and associated Project Intellectual Property.

4.
Anacor has granted to UGARF an exclusive, even as to Anacor (but subject to certain Anacor reserved rights), right and license to those Project Intellectual Property rights in and to Project Compounds with the right to sublicense the rights to have made, use, have used, have sold, offer to sell, import, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, and otherwise exploit Project Compounds in Field B within the Territory and to otherwise exploit Project Compounds and Products in Field B within in the Territory (with each such capitalized term not defined in this Agreement having the meaning given to it by the Anacor License Agreement).

5.
In any such sublicense, UGARF is required to flow certain terms to sublicensees, including Licensee herein.

C.
The Licensed Patents that are the subject of this Agreement relate to the use of small molecule therapeutics for the treatment of Chagas disease, are designated by UGARF with the reference Case No. 2019-145 titled “Oxaborole Esters and Uses Thereof,” relate to Project Compounds, and are included within Project Intellectual Property.

D.
UGARF desires to have the Licensed Patents commercialized, and Licensee wishes to obtain the right to use the Licensed Patents for commercial purposes and represents that it has the necessary expertise and has or will acquire the necessary resources to do so.

THEREFORE, in exchange for the mutual promises set out in this Agreement and other due and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

ARTICLE 1
DEFINITIONS

1.1
“Affiliate” means, with respect to any entity, any person that, on the Effective Date or during the Term, controls, is controlled by, or is under the common control with such entity. For the purposes of this definition: (a) “control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise or (ii) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of the entity; and (b) “person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

1.2
“Confidential Information” means any and all data, results, Know-How (as defined by the Anacor License Agreement), show how, software, plans, details of research work, discoveries, inventions, intended publications, intended or pending patent applications, designs, technical information, business plans, budgets and strategies, business or financial information, or other information in any medium and in any form, and any physical items, prototypes, compounds, samples, components, or other articles or Materials (as defined in the Anacor License Agreement) disclosed on or after the Effective Date by one Party to the other Party whether orally or in writing or in any other form; and without limiting the breadth of the foregoing UGARF’s Confidential Information specifically includes the Anacor License Agreement and its terms, this Agreement and its terms, as well as any and all other information that contains or makes reference to any one or more of the following: inventions; patent applications; intellectual property holdings or strategy; know-how; source code or software; data, biological or chemical materials; prototypes or devices; product development information and market efforts; financial information; sales information; Progress Reports; Royalty Reports; Sublicensee Fee Reports; customer, Sublicense, or Sublicensee information; business or legal arrangements; tax filings; and/or information related to actual or potential litigation.

1.3
“Contractor” means a third-party to which Licensee or a Sublicensee has granted Production Rights.

1.4
“Licensed Field” means the therapeutic, diagnostic, and prophylactic treatment of Chagas disease in humans or animals.

1.5
“Licensed Patent Expenses” means all costs incurred and/or paid by UGARF with respect to the filing, prosecution, maintenance, defense against interference, and/or extension of the term of Licensed Patents in the Licensed Patent Territory.

1.6
“Licensed Patents” means the issued patents and patent applications identified at Appendix A as well as any patents that issue therefrom.

1.7
“Licensed Product” means any product, service, or process in the Licensed Field, the manufacture, use, and/or sale of which at the time of any such manufacture, use, delivery, and/or sale, absent the licenses granted under this Agreement, would infringe one or more Valid Claims.

1.8
“Licensed Product Sales” means all accrued consideration received in exchange for the sale or other transfer of Licensed Products to a third-party but does not include [***]

1.9
“Licensed Patent Territory” means, for each Licensed Patent, the territories in which there exists at least one Valid Claim of that Licensed Patent.

1.10
“Licensed Territory” means worldwide.

1.11
“Production Rights” means the limited right and license to practice one or more Licensed Patents, in the respective Licensed Patent Territory for the sole purposes of: (a) developing and/or manufacturing Licensed Products; and/or (b) transferring, delivering, importing, exporting and/or selling Licensed Products to only Licensee and/or Sublicensees but not to third-party purchasers; and/or (c) offering for sale and/or selling Licensed Products in the name of, and on behalf of, Licensee and/or Sublicensees.

1.12
“Production Rights Agreement” means an agreement between Licensee or a Sublicensee, and a third-party, in which Licensee or Sublicensee grants to such third-party, either alone or with other rights, some or all Production Rights.

1.13
“Sublicense” means a sublicense between Licensee and a third-party in which Licensee grants to such third-party, either alone or with other rights, any or all of the rights to make, have made, use, import, export, offer for sale and sell Licensed Products in the third-party’s name.

1.14
“Sublicense Fee” means any and all cash consideration and/or the value of any and all equity received by Licensee in exchange for the grant of a Sublicense, but excluding sales-based royalty payment amounts received by Licensee from any one or more Sublicensees based on and for the sale of Licensed Products. For clarity, investment by a Sublicensee in equity of Licensee as part of a larger bona fide financing transaction of at least twice the amount of equity purchased by such Sublicensee on the same terms as other purchasers of Licensee equity shall not be considered a Sublicensee Fee payment.

1.15
“Sublicensee” means a third-party to which Licensee has granted a Sublicense.

1.16
“Valid Claim” means a claim in any (a) issued and unexpired patent included among the Licensed Patents, so long as such claim has not have been irrevocably abandoned or held invalid in an unappealable decision of a court or other authority of competent jurisdiction; and (b) a claim of a pending patent application included among the Licensed Patents that has been pending for no more than [***] since its earliest priority date, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

ARTICLE 2
GRANT OF LICENSE

2.1
Grant of Rights. Subject to the reservations, retained rights, payment obligations, and other terms of this Agreement, UGARF grants to Licensee the exclusive right and license in the Licensed Territory to practice each Licensed Patent in its Licensed Patent Territory only as necessary to make, use, import, offer for sale, and sell (including the right to commercialize) Licensed Products. The grant of rights in this Section 2.1 includes the right to Sublicense and grant Production Rights in accordance with Sections 2.2 and 2.3.

2.2
Production Rights. Licensee may grant Production Rights to Contractors in Production Rights Agreements without UGARF’s prior approval. Licensee shall provide UGARF with a copy of each and every Production Rights Agreement that Licensee or any Sublicensee has in place with any Contractor within 15 days of its execution. Any copy may be redacted for confidential information of third-parties and other license rights with respect to other products and technology that are not Licensed Products. Licensee must include in every Production Rights Agreement all terms required in Sublicenses per Section 2.3 adjusted to requirements of Contractors under Production Rights Agreements. Licensee shall remain fully responsible to UGARF for those operations of each Contractor that are relevant to this Agreement as if such operations were carried out by Licensee. A breach by a Contractor of any terms required of Licensee or Contractor hereunder or otherwise by this Agreement shall be considered a breach of this Agreement by Licensee.

2.3
Sublicensing. UGARF grants to Licensee the right to enter into one or more Sublicenses having terms consistent with this Agreement, but Licensee may not grant to any Sublicensee the right to grant sub-sublicenses of any rights in or to Licensed Patents or Licensed Products except that Licensee may grant to any one or more Sublicensees the right of such Sublicensee to grant Production Rights to Contractors. Licensee must comply with all of the following requirements with respect to any and all Sublicenses.

2.3.1
Copy of Sublicenses. Licensee shall provide UGARF with an unredacted copy of any Sublicense within [***] after its execution sufficient for UGARF to verify compliance with the terms of the Agreement, including financial obligations, provided that the unredacted copy shall be maintained as confidential information of Licensee.

2.3.2
Copy of Sublicense Payment Reports. Licensee shall provide UGARF with an unredacted copy of each report related to Licensed Patents and/or Licensed Products received by Licensee from each Sublicensee to the extent related to payments to UGARF pursuant to Article 4 hereunder.

2.3.3
Responsibility for Sublicensees. Licensee shall remain fully responsible to UGARF for those operations of each Sublicensee that are relevant to this Agreement as if such operations were carried out by Licensee. A breach by a Sublicensee of any terms required of the Sublicensee by this Agreement, or that Licensee is required to flow to Sublicensee in a Sublicense, shall be considered a breach of this Agreement by Licensee.

2.3.4
Sublicensee Indemnification Obligation to UGARF. Licensee must include in each Sublicense a provision requiring the Sublicensee(s) to indemnify, defend, and hold UGARF and all Indemnitees (as defined in Section 9.4) harmless from and against claims and damages asserted or assessed against UGARF related to a Sublicensee’s operations to the same extent Licensee is so required.

2.3.5
Sublicensee Insurance Requirements. Licensee must include a provision in each Sublicense requiring the Sublicensee to maintain insurance coverage to materially same extent that Licensee is so required under this Agreement.

2.3.6
Sublicense Audit Requirements. Licensee must include a provision in each Sublicense requiring the Sublicensee to permit access to, and the right for Licensee to conduct an inspection and audit of Sublicensee on behalf of UGARF upon prior written notice to Licensee, to the same extent Licensee is so required to make its facilities, books, and records, available to UGARF under this Agreement. To the extent that Licensee conducts such inspection and audit, UGARF shall be invited, under appropriate confidentiality obligations, to participate with Licensee in the conduct of such inspection and audit.

2.3.7
Required Anacor Terms. Licensee must include a provision in each Sublicense requiring that Anacor is a third-party beneficiary of the Sublicense with the right to enforce Licensee’s and the Sublicensee’s obligations to Anacor as are required of Licensee herein, including but not limited to those obligations to Anacor in Section 2.5. (Anacor Retained Rights); Sections 9.5.1. and 9.5.2. (Indemnification); Section 11.6.1 (Use of Names); Section11.6.2 (Press Release); Section 9.6 (Insurance); and Section 11.14 (Third-Party Beneficiary) of this Agreement.

2.4
UGARF Reservation of Rights. The rights and licenses granted in this Article 2 are subject to a reserved non-exclusive, non-sublicensable, non-transferable right for UGARF to use Licensed Patents for the limited purposes of its own internal academic research and that of its academic collaborators including but not limited to the University of Georgia, provided that such research is not carried out in collaboration with or for the benefit of any commercial third-party. Rights not expressly granted to Licensee or reserved for UGARF, the University of Georgia, or any third-party hereunder are hereby reserved to UGARF.

2.5
Anacor Retained Rights. Licensee acknowledges and agrees that the rights and licenses granted in this Article 2 are also subject to the following retained rights: (a) Anacor retains the right to make, have made, use, and import the Project Compound and Product and to use the Project Intellectual Property solely for all research and development purposes, excluding (i) the use of any Project Compound in any clinical trial directed to developing any Project Compound and (ii) commercializing or having commercialized any Project Compound, and (b) Anacor is free to use the Licensed Patent Rights for purposes other than those exclusively licensed to Exploiting Party under this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing herein shall be deemed to prevent or restrict in any way the ability of Anacor or its Affiliates to conduct any activities in the Territory, which activities would be allowed under any safe harbor, research exemption, government, or executive declaration of urgent public health need, or similar right available in law or in equity if conducted by a Third Party.

2.6
Trust Reservation of Rights. Licensee acknowledges and agrees that the rights and licenses granted in this Article 2 are further subject to the reserved rights for Trust to practice Licensed Patents for research, development, regulatory purposes.

2.7
Global Social Responsibility. In performing the activities contemplated under this Agreement, the Parties agree to take into consideration the principle of “Global Social Responsibility,” which is defined to mean facilitating the availability of Licensed Products in “Developing Countries” in the Licensed Territory at locally affordable prices, under reasonable circumstances and terms to improve access to such Licensed Products in such countries. “Developing Counties” is defined to mean those counties in the Licensed Territory that are listed by the World Bank as “Low-Income Economies,” as such list may change from time to time. Solely by way of example, in support of a Party’s Global Social Responsibility the Parties may mutually agree to revise royalty rates, adjust fair market value, consider non-monetary consideration, and/or develop targeted patent strategies.

ARTICLE 3
DILIGENCE

3.1
Reasonable Commercial Diligence. Licensee shall use commercially reasonable efforts, directly and/or through operations of its Contractors and/or Sublicensees, to bring Licensed Products to market, and to create, supply, and service throughout each Licensed Patent Territory. Licensee’s failure to meet the requirements of this Section 3.1 is a material breach of this Agreement.

3.2
Specific Diligence, Development, and Sales Requirements. Licensee shall use commercially reasonable efforts to attain each development milestone event, sales milestone event, and all other milestone events, each of which is identified in Appendix B (each, a “Milestone”) on or before the corresponding deadline for each milestone specified. In the event that Licensee is unable to achieve a milestone event by the date specified, Licensee and UGARF shall meet and discuss the reason for such failure. In the event that UGARF and Licensee are unable to reach agreement on an adjustment or extension of the milestone event within [***] of the failure date, then Licensee’s failure to meet any one or more Milestones by the applicable due date shall be a material breach of this Agreement.

3.3
Patent Marking. Licensee and each Sublicensee shall place in a conspicuous location on all Licensed Products (or on their packaging and accompanying written materials where appropriate) a patent notice regarding the applicable Licensed Patents in accordance with applicable law.

ARTICLE 4
PAYMENTS

4.1
Initial License Fee. As a condition to the rights granted in this Agreement, including Article 2, Licensee shall within [***] of the Effective Date deliver to UGARF a non-refundable payment in the amount of [***] (“Initial License Fee”). This Agreement will terminate automatically without any additional notice required in the event that Licensee has not delivered to UGARF payment of the Initial License Fee by its due date. With its payment, Licensee shall indicate that this payment represents the Initial License Fee.

4.2
License Maintenance Fees. Each year, beginning [***] and no later than each [***] thereafter until initiation of the first clinical trial of the first Licensed Product, Licensee shall deliver to UGARF a non-refundable payment in the amount of [***] (“Maintenance Fee”). With each such payment, Licensee shall indicate that the payment represents a Maintenance Fee.

4.3
Milestone Fees. Licensee shall deliver to UGARF each payment related to a Milestone as required by Appendix B (each a “Milestone Fee”) within [***] of the close of the calendar quarter in which the corresponding Milestone was achieved or by any due date identified for such Milestone on Appendix B, whichever is earlier. With each Milestone Fee payment, Licensee shall indicate the specific Milestone achieved. Each Milestone Fee payment shall be payable only once on the first achievement per product of the Milestone set forth on Appendix B.

4.4
Royalty Payments. For each calendar quarter, Licensee shall deliver to UGARF a running royalty payment equal to [***] of all Licensed Product Sales, subject to deductions for Stacked Royalties as permitted below, received directly by, or on behalf of, Licensee and all Sublicensees in such quarter (“Royalty Payment”). Licensee shall deliver its quarterly Royalty Payment to UGARF for a particular calendar quarter no later than the corresponding Royalty Payment Due Date identified in the table below that immediately follows the close of such calendar quarter.

Licensed Product Sales in the Calendar Quarter	Royalty Payment Due Date
January 1 – March 31	[***]
April 1 – June 30	[***]
July 1 – September 30	[***]
October 1 – December 31	[***]

However, the Parties acknowledge that, in order to offer to sell and/or sell a particular Licensed Product absent infringement of third-party patent rights, Licensee and/or Sublicensees may be required to license patent rights from third-parties (“Third-Party Patent License”), and license of those patent rights may require Licensee and/or Sublicensee to pay royalties calculated as a percentage of Licensed Product sales to such third-parties (“Stacked Royalties”). If, in any particular calendar quarter, one or more Third-Party Patent Licenses was required to enable Licensee and/or Sublicensees to offer for sale and/or sell any particular Licensed Product in such quarter without infringing third-party patent rights, then Licensee may deduct from the total Licensed Product Sales in such calendar quarter associated with such Licensed Product the amount of any Stacked Royalties paid by Licensee and/or Sublicensees for such quarter as consideration for those Third-Party Patent Licenses absent which the offer for sale or sale of such Licensed Product in the quarter would have infringed third-party patent rights; except that Stacked Royalties for a particular Licensed Product in any particular calendar quarter are capped at an amount equal to half of the associated Licensed Product Sales for such Licensed Product in the calendar quarter, such that, as a result of the application of Stacked Royalties, Licensed Product Sales for a particular Licensed Product in a particular calendar quarter may never be reduced by more than [***] (i.e., reduction floor of royalty to UGARF of not less than [***] for all applicable Stacked Royalties) for the purpose of computing the Royalty Payment due to UGARF associated with such Licensed Product Sales. In the event that Licensee intends to deduct any Stacked Royalties from any Licensed Product Sales in a particular calendar quarter, then in the Royalty Report for such quarter due per Section 5.2 Licensee shall identify the third-party patent payments associated with all such Stacked Royalties, as well as the third-parties from which they were licensed and the owner of the third-party rights (if different), providing sufficient detail to allow UGARF to confirm that the deduction of Stacked Royalties is appropriate.

4.5
Sublicense Fee Payments. No later than [***] after the calendar quarter in which Licensee receives any Sublicense Fee, Licensee shall deliver to UGARF a payment computed as a percentage of such Sublicense Fee as determined by the applicable Technology Development Stage per the table at Appendix C (each, a “Sublicense Fee Payment”).

Sublicense Fee Received in the Calendar Quarter	Sublicense Fee Payments Due Date
January 1 – March 31	[***]
April 1 – June 30	[***]
July 1 – September 30	[***]
October 1 – December 31	[***]

4.6
Priority Review Voucher Fee Payments. No later than [***] after the calendar quarter in which consideration is received by Licensee or Sublicensee upon the transfer of a Priority Review Voucher received as a result of approval of a Licensed Product Licensee or Sublicensee receives consideration for the sale or transfer of a Priority Review Voucher, Licensee shall deliver to UGARF a payment in the amount as required in Appendix D of all such consideration (a “PRV Fee Payment”).

4.7
Taxes. All payments to UGARF will be made free and clear of any tax, customs, or other governmental charge or levy (“Taxes”). If Licensee is obligated by law to withhold Taxes on any payments to UGARF, Licensee shall be entitled to deduct the applicable withholding amount with respect to such payment, provided that Licensee separately documents the applicable withholding requirements and amounts.

4.8
Making Payments and Wire Fee. All payments due to UGARF under this Agreement shall be made either by wire transfer to an account designated by UGARF in Appendix E (or to a different account identified from time to time by UGARF upon notice to Licensee) or by check delivered to [***]. For each payment made by wire transfer, to the extent UGARF is charged for receipt of such wire, UGARF shall separately invoice Licensee, and Licensee shall pay the applicable additional fee of [***] for payments originating from a domestic U.S. account or [***] for payments originating from a foreign account. UGARF will not provide invoices to Licensee or any Sublicensee for any payments due under this Agreement except with respect to the reimbursement of Patent Expenses, and it is Licensee’s responsibility to ensure that all payments owed to UGARF under this Agreement are received by UGARF when due.

4.9
Currency Conversion. All payments to UGARF shall be paid in U.S. Dollars. If any Licensed Product Sales or Sublicensee Fees are made in a currency other than U.S. Dollars, then the associated amount owed to UGARF shall first be determined in the currency received by Licensee and/or the Sublicensee and then converted to U.S. Dollars at the rate for conversion of the foreign currency into U.S. Dollars as published by the Wall Street Journal (U.S. ed.) on the day the corresponding payment is due.

4.10
Overdue Payments. All overdue payments under this Agreement shall bear simple interest until paid at the lower of the annual rate of [***] or the highest rate permitted by law. Interest accruing under this section shall be due UGARF automatically without demand.

4.11
No Refunds or Credits. All amounts paid to UGARF pursuant to this Agreement shall be non-refundable, and no amount paid to UGARF shall be credited against any other amount due by Licensee under this Agreement or any other agreement.

4.12
Full Payment of Amounts Owed. UGARF shall be solely and fully responsible for the timely and complete payment of any and all of UGARF’s payment obligations to Anacor or any third-party under the Anacor License Agreement related to the rights granted to Licensee pursuant to this Agreement.

ARTICLE 5
REPORTS AND RECORDS INSPECTION

5.1
Progress Reports. Each year, no later than [***] for the prior calendar year, Licensee shall deliver to UGARF a written report containing the information identified for Progress Reports at Appendix

D detailing the current progress of the Licensee, directly and through the work of Sublicensees and Contractors, toward the development and commercialization of Licensed Products throughout each of the Licensed Patent Territories (each, a “Progress Report”). Licensee shall identify in each Progress Report all Milestones attained, and all Milestone Fees due and/or paid, in the calendar year being reported.

5.2
Royalty Reports. Four times per calendar year, once for each calendar quarter, Licensee shall deliver to UGARF a written report containing the information identified for Royalty Reports at Appendix D for Licensed Product Sales in such calendar quarter (each, a “Royalty Report”). Licensee shall deliver a Royalty Report to UGARF on the same schedule as Royalty Payments; specifically, the Royalty Report corresponding to Licensed Product Sales for a particular calendar quarter is due within [***] after the close of such quarter.

Licensed Product Sales and Royalty Fees Due for the Calendar Quarter	Royalty Report Due Date
January 1 – March 31	[***]
April 1 – June 30	[***]
July 1 – September 30	[***]
October 1 – December 31	[***]

5.3
Sublicense Fee Reports. For each calendar quarter in which Licensee receives one or more Sublicensee Fees, Licensee shall deliver to UGARF a report identifying the nature and amount of the Sublicensee Fee, the name of the Sublicensee that paid the Sublicensee Fee and the transaction(s) to which it relates, as well as the corresponding Sublicense Fee Payment due under this Agreement and the dates due and paid.

5.4
Recordkeeping. Licensee shall keep, and shall cause Sublicensees to keep, accurate records in sufficient and customary detail such that the amounts due under this Agreement, and full compliance with this Agreement, may be verified.

5.5
Records Inspection. During the term of this Agreement and for a period of [***] after any payment made to UGARF pursuant to this Agreement, Licensee shall permit UGARF or its representatives, to inspect, review, analyze, and copy, Licensee’s books and records regarding the manufacture and sale of Licensed Products, the completeness of Progress Reports, Royalty Reports, Sublicense Fee Reports, and diligence efforts (each, a “Records Inspection”). Such books and records shall include, to the extent applicable to Licensee for, but are not limited to invoice registers and original invoices; product sales reports; price lists, accounting general ledgers; Sublicenses, Production Rights Agreements, and distributor agreements; financial statements and income tax returns; sales tax returns; inventory and production records; and shipping documents. UGARF or its representatives may conduct a Records Inspection no more than once per calendar year, and any Records Inspection may relate to any one or more years in any given [***] period under this License Agreement at UGARF’s discretion. Upon UGARF’s notice to Licensee of an intended Records Inspection, Licensee shall reasonably cooperate with UGARF in setting a mutually convenient time and place for such, ordinarily during regular business hours. Any Records Inspection shall be made at UGARF’s expense, except that if a Records Inspection discloses a shortage of [***], between the payments due UGARF for any calendar year or the final, partial year of this Agreement and the amounts actually paid by Licensee for such period, or if the Records Inspection reveals a material breach of this Agreement, then Licensee shall reimburse UGARF for its incurred costs, including professional fees, of such Records Inspection. [***]

ARTICLE 6
LICENSED PATENT FILINGS, PROSECUTION, AND MAINTENANCE

6.1
Prosecution and Maintenance. Licensee acknowledges that Anacor is the owner and assignee of the Licensed Patents, but pursuant to the Anacor License Agreement, UGARF shall manage the prosecution and maintenance those Licensed Patents identified at Exhibit A as well as all other Licensed Patents in the Licensed Patent Territory elected by Licensee per Section 6.2 below. UGARF shall provide Licensee with copies of all filings and correspondence pertaining to such activities reasonably in advance of any deadlines so as to give Licensee reasonable opportunities to advise and cooperate with UGARF, and UGARF shall reasonably consider any advice and recommendations offered in proceeding with the prosecution and maintenance.

6.2
Licensee Election of Additional Filings. No later than [***] prior to the applicable application deadline for each, Licensee timely shall notify UGARF in writing of the territories in which Licensee elects for patent applications to be filed in the Licensed Territory, including but not limited to national phase filings and registrations in countries from regional filings. UGARF shall file such additional applications as permitted by the patent rules of the applicable jurisdiction, and these applications and resulting patents shall be included in the definition of Licensed Patents and the grant of rights made by this Agreement. UGARF shall update Appendix A by notice to Licensee to reflect new patent applications and patents as needed. For any territories not elected by Licensee by the due date indicated above, Licensee may later request that associated patent applications be filed and added to the scope of this Agreement, and in the event those applications are still available and UGARF and Licensee jointly agree to pursue to those applications, then they may be added to the scope of the Licensed Patents under this Agreement. UGARF shall update Appendix A by notice to Licensee to reflect new patent applications as needed.

6.3
Licensee Election to Remove Licensed Patents. By [***] prior written notice, Licensee may elect to remove any one or more applications and/or patents from the Licensed Patents and grant of rights under this Agreement. After such [***] period, the identified applications and/or patents shall automatically be removed from the definition of Licensed Patents and the grant of rights hereunder. UGARF shall update Appendix A by notice to Licensee to reflect the removal of patent applications and/or patents as needed. UGARF may elect to continue prosecution and/or maintenance of these patent applications and/or patents at its own expense or may permit them to be abandoned or lapse or prosecuted/maintained by third-parties.

6.4
Patent Extensions. By at least [***] notice to UGARF before the expiration of any particular Licensed Patent, Licensee timely may notify UGARF of the territories in which Licensee elects to apply to have the regular term of any Licensed Patent extended or restored under applicable procedure. Upon timely notice, UGARF shall file such applications for extension or restoration as permitted by applicable procedure, and any resulting patents and/or extended terms shall be included within the definition of Licensed Patents and the grant of rights made by this Agreement. For the avoidance of doubt, Licensee shall be obligated to make all payments due under this Agreement, and otherwise fully comply with this Agreement, through the end of the extended term of any Licensed Patent. UGARF shall update Appendix A by notice to Licensee to reflect new applications, patents, and/or extensions as needed.

6.5
UGARF Separate Filings. UGARF or third-parties may, at their own expense, file patent applications or applications for extension or restoration of Licensed Patents, in those territories in the Licensed Territory in which Licensee does not elect timely to do so per the terms of this Agreement. In that case, the resulting patents, including restored patents or patent rights during any such extension, shall not be included in the definition of Licensed Patents or the scope of any licenses granted herein.

6.6
Licensee Reimbursement of Patent Expenses. As of the Effective Date, current unreimbursed Patent Expenses total approximately [***]. Licensee shall reimburse UGARF for all unreimbursed Patent Expenses as incurred both before and after the Effective Date by delivering payments (each, a “Patent Expense Reimbursement Payment”) to UGARF as follows:

6.6.1
For the four-year period beginning [***] and ending [***], no later than [***] after the close of each calendar quarter within the period, Licensee shall deliver payment to UGARF in the amount of [***] to be applied toward unreimbursed Patent Expenses. A total of [***] quarterly payments, totaling [***], are due for this four-year period; these amounts are due by Licensee per the terms of this Agreement, and UGARF will not send an invoice to Licensee for such amounts.

6.6.2
On or about [***], UGARF shall invoice Licensee of the total of all remaining unreimbursed Patent Expenses as of [***], and Licensee shall deliver payment to UGARF for unreimbursed Patent Expenses in the amount identified on the invoice within [***] of UGARF’s invoice date for such.

6.6.3
After UGARF’s invoice per Section 6.6.2, UGARF shall thereafter invoice Licensee for reimbursement of any additional unreimbursed Patent Expenses from time to time, and Licensee shall reimburse UGARF by delivering reimbursement payments to UGARF in the amount of each invoice within [***] of UGARF’s invoice date for such.

It is a material breach of this Agreement for Licensee to fail to make any Patent Expense Reimbursement when due.

6.7
Removal for Failure to Make Patent Expense Reimbursements. If Licensee is more than 180 days overdue in making any Patent Expense Reimbursement when due per Section 6.6 with respect to any Patent Expenses for any one or more particular Licensed Patents, then UGARF, in addition to its other remedies under this Agreement, may by 60 days’ notice to Licensee remove such Licensed Patents identified in the notice from the definition of Licensed Patents and the grant of rights hereunder. UGARF shall update Appendix A by notice to Licensee to reflect the removal of patent filings and/or patents as needed.

6.8
UGARF Discretion after Removal of Licensed Patents. If for any reason any one or more patents and/or patent applications is removed from the definition of Licensed Patents and the scope of this Agreement, and/or if for any reason Licensee does not timely elect by the due dates set out in this Agreement for UGARF to file any particular patent application, maintain any particular patent, and/or file for any patent extension, then thereafter UGARF shall have no obligation whatsoever to Licensee, any Sublicensee, or any Contractor with respect to such patents, patent applications, and any attendant rights, which UGARF may pursue, abandon, license to one or more other entities, or otherwise commercialize and/or dispose of in UGARF’s sole discretion.

6.9
Anacor Retained Rights. Notwithstanding anything to the contrary herein, Licensee acknowledges and agrees that: Anacor, as the owner of Licensed Patents, may in its discretion choose not to take any action in connection with the prosecution of the Licensed Patents that Anacor reasonably believes would be likely to materially adversely affect Anacor’s other patent applications or patents or exploitation of the Non-Project Compounds or Background Intellectual Property (as those terms are defined by the Anacor License Agreement) outside of Chagas disease; and UGARF shall have no liability to Licensee or any of its Sublicensees or Contractors in the event Anacor exercises any rights described herein.

ARTICLE 7
INFRINGEMENT

7.1
Possible Infringement and Enforcement. Each of Licensee and UGARF shall report timely to the other Party all suspected infringement of any one or more Licensed Patents of which UGARF, Licensee, or any Sublicensee or Contractor becomes aware. It is a material breach of this Agreement by Licensee for Licensee or any Sublicensee or Contractor to contact any third-party suspected of infringement of any one or more Licensed Patents without the prior express written permission of UGARF. If either Party desires to file suit against an alleged infringer of one or more Licensed Patents, then such Party promptly shall notify the other, and the Parties shall discuss and coordinate enforcement efforts as provided in this Article 7.

7.2
Licensee Enforcement. If Licensee desires to assert one or more infringement claims and/or file suit against an alleged infringer of one or more Licensed Patents in its Licensed Patent Territory, then Licensee shall so notify UGARF. If and only if UGARF authorizes, in UGARF’s sole discretion, Licensee to proceed, then Licensee may initiate claims and/or suit following discussion between the Parties. UGARF shall cooperate with Licensee in all reasonable respects regarding the claims in relating to any litigation, and UGARF acknowledges and agrees that it shall give its consent to be added as a party to any authorized suit if UGARF is determined to be a necessary party. Licensee shall have the sole authority to undertake, negotiate, and settle the matter in any manner consistent with the rights granted to Licensee herein and so long as such settlement does not reduce or negatively impact UGARF’s rights in any material manner. Licensee shall employ counsel reasonably satisfactory to UGARF to represent the interests of Licensee. Licensee shall provide UGARF with copies of all material correspondence and pleadings. Licensee’s counsel shall also represent UGARF with respect to all authorized claims, attendant claims asserted by, and any related claims asserted against UGARF. Licensee shall be responsible for all costs of the matter including but not limited to all costs of litigation, including representation of UGARF by Licensee’s counsel. UGARF may also be represented by its own counsel at UGARF’s expense. Recoveries, including but not limited to settlements and any amounts paid on judgments, collected by or on behalf of Licensee and/or UGARF related to any of the foregoing (i) will be paid to Licensee and to UGARF to reimburse their expenses incurred in such matter (and if the recovery is not sufficient to reimburse both Parties for all expenses, then the Parties will be reimbursed proportionately based on their individual expenses incurred), and then [***].

7.3
UGARF Enforcement. If Licensee does not desire or is not authorized to assert one or more infringement claims and/or file suit against an alleged infringer of one or more Licensed Patents in its Licensed Patent Territory, then UGARF may do so. Licensee shall cooperate with UGARF in all reasonable respects in the matter, and Licensee acknowledges and agrees that it shall reasonably consent to be added as a party to any related suit if Licensee is determined to be a necessary party. As between UGARF and Licensee, UGARF shall have the sole authority to undertake, negotiate, and settle the matter in any manner without limitation. UGARF has the right to grant and may grant non-exclusive licenses in settlement of any such enforcement claims or action initiated hereunder, thereby reducing the exclusivity of the license granted to Licensee herein, provided that UGARF shall not grant any such sublicense to a direct competitor of Licensee unless at least one other direct competitor is already, or has been, a Sublicensee. UGARF shall employ counsel of its own choosing in the matter, and Licensee if required to be added to the suit may be represented by UGARF’s counsel, or counsel of Licensee’s own choosing, in the latter case at Licensee’s expense. UGARF shall be responsible for all of its own related expenses. Recoveries, including but not limited to settlements and any amounts paid on judgments, collected by or on behalf of UGARF and/or Licensee related to any of the foregoing (i) will be paid to UGARF and to Licensee to reimburse their expenses incurred in such matter (and if the recovery is not sufficient to reimburse both Parties for all expenses, then the Parties will be reimbursed proportionately based on their individual expenses incurred), and then [***].

7.4
Abandonment. If either Party commences any claim or suit against an alleged infringer of one or more Licensed Patents in its Licensed Patent Territory and thereafter elects to abandon such claim or suit, the abandoning Party shall give timely notice to the other Party, which may continue prosecution of such claims and/or suit or otherwise manage the matter in its discretion so long as the Parties first reach an agreement for sharing recoveries and expenses.

ARTICLE 8
CONFIDENTIALITY

8.1
Limited Exchange of Confidential Information. The Parties intend to exchange Confidential Information between them under this Agreement. The “Provider” of Confidential Information is the Party that possesses and then discloses or otherwise provides Confidential Information to the other Party to this Agreement, and the “Recipient” of Confidential Information is the Party receiving it from the Provider. The Parties agree they will only exchange Confidential Information under this Agreement as necessary to fulfill the material purpose of this Agreement and their obligations hereunder.

8.2
Non-Disclosure of Confidential Information. Except to the extent required by law and subject to Sections 8.3 through 8.5 below, beginning on the Effective Date and extending for the later of (a) [***] after termination of the Anacor License Agreement or (b) [***] after all rights in Licensed Patents granted to Licensee hereunder have either expired, been removed from the scope of this Agreement, or have otherwise terminated, a Recipient of the Provider’s Confidential Information shall not disclose and shall take all reasonable security precautions to keep confidential and not disclose such Confidential Information to any person other than to the Recipient’s officers, employees, or professional advisors who need to know such Confidential Information strictly for the purposes of this Agreement, and they shall use such Confidential Information only as necessary for performance of this Agreement. Licensee may receive information under this Agreement that is the Confidential Information (as defined by the Anacor License Agreement) of Trust or Anacor, and in those cases, Licensee shall protect such information and limit its use and disclosure to the full extent required by the Anacor License Agreement, including Article 14 therein, if inconsistent with this Agreement. Licensee agrees that it will abide by all obligations of confidentiality, use, and disclosure of information required of UGARF by the Anacor License Agreement.

8.3
Exception for Disclosure to Third-Party Recipients. Notwithstanding anything to the contrary herein, a Recipient may disclose the Provider’s Confidential Information to those affiliates, agents, sublicensees (including Sublicensees), research collaborators, and financial, legal, and other professional advisors, and in the case of UGARF, to Trust, Anacor, UGA, and Inventor, who reasonably have a need to know such Confidential Information in furtherance of the material purpose of this Agreement (“Third-Party Recipients”), but only after the Third-Party Recipient has signed a written agreement of confidentiality with the Recipient that limits disclosure of, protects, and requires return or destruction of, the Provider’s Confidential Information to the same or a greater extent as the terms of this Agreement and the Anacor License Agreement (as applicable). The Recipient disclosing a Provider’s Confidential Information to a Third-Party Recipient shall be fully responsible to the Provider for the Third-Party Recipient’s full compliance with the terms of this Article 8.

8.4
Certain Confidential Information Excluded. A Recipient or Third-Party Recipient shall have no obligations of non-disclosure per Section 8.2 and/or 8.3 with respect to any portion of the Provider’s Confidential Information that:

a.
is or was already known to the Recipient or Third-Party Recipient at the time of disclosure under this Agreement, as shown by the Recipient’s or Third-Party Recipient’s written records, without any obligation to keep it confidential;

b.
is independently developed by employees of the Recipient or Third-Party Recipient who have not had access to the Confidential Information of the Provider; and/or

c.
at the time being disclosed or obtained by the Recipient or Third-Party Recipient under this Agreement or at any time thereafter is published or otherwise generally available to the public other than due to default by the Recipient or Third-Party Recipient of its obligations of confidentiality.

Notwithstanding anything to the contrary herein, each Party shall have the right to disclose Confidential Information of the other Party to the extent required to be disclosed by a competent Court or regulatory authority or otherwise by applicable law, provided that where Licensee is the Recipient and is free to do so, Licensee shall give notice of such disclosure to UGARF as soon as reasonably practicable and assist

UGARF in challenging the order or obtaining confidential treatment of such information. Where such disclosure of information is required under the Freedom of Information Act 2000 and such information relates to Trust, Licensee shall notify UGARF within [***] of receiving an information that such request has been made and the details thereof. Licensee shall not make any disclosure during a period of [***] and shall on request provide an update of the status of any response regarding information the Licensee has disclosed or intends to disclose.

8.5
Acknowledgement of Additional Provisions of Anacor License Agreement. Licensee acknowledges it is informed of the provisions of Articles 12 (Publications), 13 (Announcements), and 14 (Confidentiality) of the Anacor License Agreement.

8.6
Use of UGARF Names. None of Licensee and/or any Sublicensee or Contractor shall use the names or marks of UGARF, the University of Georgia, or any of their employees or students in any marketing, advertising, publicity, or other commercial or promotional use without the prior written consent of the owner of the name or mark. Notwithstanding the foregoing, Licensee may use the names of UGARF and the University of Georgia in a true, accurate, and non-misleading fashion in (i) business plans, offering memoranda, and other similar documents for the purpose of raising financing for the operations of Licensee as related to the Licensed Patents and Licensed Products; (ii) as required in Sublicenses and Production Rights Agreements to incorporate UGARF’s required interests and terms; and (iii) in any securities reports required to be filed with the Securities and Exchange Commission or similar foreign agency.

8.7
Use of Trust, Anacor Names. Licensee shall not use, and Licensee shall require that its Affiliates, Sublicensees, Contractors, and agents shall not use, the registered or unregistered trademarks, service marks, trade dress, trade names, logos, insignia, domain names, symbols, or designs of Anacor, Trust, or any of their respective Affiliates in any press release, publication, or other form of promotional disclosure without the prior written consent of the owner of such, in each instance.

8.8
Press Releases. Licensee shall not, and Licensee shall require that its Affiliates, Sublicensees, Contractors, and agents shall not, issue or authorize any press release or other public statement whether written, electronic, oral, or otherwise, disclosing the existence of the Anacor License Agreement or this Agreement, or any Sublicense or Production Rights Agreement at any tier, the terms of any such agreements, or any confidential information relating to any such agreements without the prior written consent of UGARF, Anacor, and Trust, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, no party shall not be prevented from complying with any duty of disclosure it may have pursuant to applicable law or the rules of any recognized stock exchange so long as the disclosing party provides UGARF, Anacor, and Trust at least [***] prior written notice to the extent practicable and only discloses information to the extent required by applicable law or the rules of any recognized stock exchange.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES; DISCLAIMERS; COVENANTS; LIABILITY; INDEMNITY; AND INSURANCE

9.1
Representations and Warranties.

(a)
Mutual Representations and Warranties. UGARF and Licensee each represent and warrant to the other that:
i.
it has the right, power, and authority to enter into and perform its obligations under this Agreement;
ii.
it has full corporate power and authority and has taken all actions necessary to authorize the execution and delivery of this Agreement and the transactions contemplated by this Agreement;

iii.
This Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms and applicable law;
iv.
All consents, approvals, authorizations, and notifications from or to all governmental authorities and third-parties required by a Party in connection with the Agreement have been obtained or provided; and
v.
The execution, delivery, and performance of this Agreement hereby do not and shall not (A) conflict with or result in any breach of any documents or governmental requirements, (B) result in a breach of any agreement to which it is a party or (C) violate any applicable law, rule, or regulation.

(b)
UGARF Representations and Warranties. UGARF further represents and warrants that:
i.
it has the full right, power and authority to grant the rights under the Anacor License Agreement granted pursuant to this Agreement;
ii.
it has provided as Schedule 1.1 a full and complete copy of the Anacor License Agreement as currently in effect; and
iii.
no consents or notifications are required under the Anacor License Agreement except as shall have been obtained and given prior to the Effective Date.

9.2
DISCLAIMER OF WARRANTIES. EXCEPT AS SET OUT IN SECTION 9.1, LICENSED PATENTS ARE PROVIDED “AS IS.” UGARF MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ANY LICENSED PATENTS AND/OR LICENSED PRODUCTS, AND UGARF EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATED THERETO OR THAT SUCH DO NOT INFRINGE THIRD-PARTY RIGHTS. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS EITHER A WARRANTY OR REPRESENTATION BY UGARF AS TO THE VALIDITY OR SCOPE OF ANY LICENSED PATENT OR THAT ANY PATENT OR OTHER INTELLECTUAL PROPERTY WILL ISSUE AMONG LICENSED PATENTS.

9.3
Covenants. The parties make covenants as follows.

9.3.1
UGARF Covenants. UGARF covenants to Licensee that UGARF shall at all times (a) use its reasonable efforts to maintain the Anacor License Agreement in full force and effect, (b) not amend or otherwise modify the Anacor License Agreement in a manner that would negatively affect the rights and interests of Licensee as set forth in this Agreement without the prior written consent of Licensee, (c) notify Licensee if any Project Compound Intellectual Property (each as defined under the Anacor License Agreement) sublicensed pursuant to this Agreement lapses or otherwise becomes part of the public domain, (d) timely make any and all payments due by UGARF to Anacor or any third-party under the Anacor License Agreement, and (e) notify and provide to Licensee a copy of any amendment or modification of the Anacor License Agreement.

9.3.2
Licensee Covenants. Licensee covenants that Licensee and its Affiliates, Sublicensees, and Contractors shall not enforce any rights in Licensed Patents that may cover Non-Project Compounds (as defined in the Anacor License Agreement) against Anacor, its Affiliates, collaborators, and licensees who practice such Licensed Patents in making, using, or selling Non-Project Compounds (as defined in the Anacor License Agreement).

9.4
LIMITATION OF LIABILITY. EACH OF LICENSEE AND UGARF ASSUMES NO LIABILITY, AND SHALL HAVE NO LIABILITY TO LICENSEE OR TO ANY SUBLICENSEE OR CONTRACTOR WHATSOEVER, FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, LOST PROFITS, AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND (collectively, “DAMAGES”) ARISING OUT OF OR RELATED TO LICENSEE’S AND/OR ANY SUBLICENSEE’S OR CONTRACTOR’S PRACTICE OF LICENSED PATENTS AND/OR USE, DEVELOPMENT, OFFER FOR SALE, AND/OR SALE OF LICENSED PRODUCTS, OR WITH RESPECT TO LICENSEE’S AND/OR ANY SUBLICENSEE’S OR CONTRACTOR’S PERFORMANCE UNDER THIS AGREEMENT OR COMMERCIALIZATION OF LICENSED PRODUCTS. LICENSEE AND EACH SUBLICENSEE AND CONTRACTOR EACH ASSUME ALL RISK AND LIABILITIES ASSOCIATED WITH ITS USE OF UGARF CONFIDENTIAL

INFORMATION, LICENSED PATENTS, AND/OR LICENED PRODUCTS, INCLUDING BUT NOT LIMITED THOSE RISKS AND LIABILITIES ARISING OUT OF OR RELATED TO THE SAFETY, UTILITY, VALUE, AND/OR MARKETABILITY OF LICENSED PATENTS AND/OR LICENSED PRODUCTS. THESE LIMITATIONS OF LIABILITY IN SECTION 9.4 APPLY EVEN THOUGH A PARTY OR ANY ONE OR MORE INDEMNIFIED PARTIES, INCLUDING INDEMNITEES (as defined in Section 9.5 below), MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY AND/OR RELATED DAMAGES.

9.5
INDEMNIFICATION. LICENSEE SHALL INDEMNIFY, HOLD HARMLESS, AND PAY FOR THE DEFENSE OF UGARF, REGENTS, INVENTOR, AND ALL OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, FACULTY, STUDENTS, EMPLOYEES, CONSULTANTS, AND AGENTS (all collectively “UGARF INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, AND DAMAGES OF ANY KIND ASSERTED AGAINST ANY ONE OR MORE UGARF INDEMNITEES BY ANY THIRD-PARTY INDIVIDUAL OR ENTITY ARISING OUT OF OR RELATED TO LICENSEE’S OR ANY SUBLICENSEE’S OR CONTRACTOR’S PRACTICE OF LICENSED PATENTS, DEVELOPMENT, OFFER FOR SALE, AND/OR SALE OF LICENSED PRODUCTS OR LICENSEE’S AND/OR ANY SUBLICENSEE’S PREFORMANCE UNDER THIS AGREEMENT OR ANY SUBLICENSE, INCLUDING BUT NOT LIMITED TO CLAIMS AGAINST ANY ONE OR MORE UGARF INDEMNITEES MADE BY A PURCHASER OF LICENSED PRODUCT OR ANACOR FOR BREACH OF THE ANACOR LICENSE AGREEMENT CAUSED IN WHOLE OR IN PARTY BY LICENSEE’S CONDUCT OR FAILURE TO ACT. HOWEVER, LICENSEE SHALL HAVE NO OBLIGATION TO A PARTICULAR UGARF INDEMNITEE UNDER THIS SECTION 9.5 WITH RESPECT TO THAT PORTION OF ANY CLAIMS, LIABILITIES, AND/OR DAMAGES DIRECTLY ARISING OUT OF OR RELATED TO THE NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR BREACH OF THIS AGREEMENT, OF SUCH UGARF INDEMNITEE.

9.5.1 Anacor Indemnification. Without limiting the breadth of the foregoing and in addition to the foregoing, Licensee shall indemnify and hold harmless and its Affiliates, and their respective officers, directors, employees, contractors, agents, and assigns (collectively, “Anacor Indemnitees”) from and against any and all demands, claims, actions, and proceedings (whether criminal or civil, in contract, tort, or otherwise) for losses, damages, liabilities, costs, and expenses (“Claims”) arising or resulting from: (a) Development of a Product by Licensee, it Affiliates, subcontractors, or sublicensees, (b) the Commercialization of a Product by Licensee, its Affiliates, subcontractors, or sublicensees, (c) the negligence, willful misconduct, recklessness or wrongful intentional acts or omissions of Licensee, its Affiliates, subcontractors, or sublicensees, (d) breach by Licensee of any representation, warranty, or covenant as set forth in the Anacor License Agreement or this Agreement, (e) Licensee’s use, handling, storage of Licensed Know-How, or (f) Licensee’s use, handling, or storage of Licensed Materials; provided that Licensee shall not be obligated to indemnify any Anacor Indemnitees for any Claims made by Anacor. For the purpose of this Section 9.5.1., all capitalized terms not defined in this Agreement shall have the meaning given to them by the Anacor License Agreement.

9.5.2 Anacor Indemnification Procedure. In connection with any Claim for which Anacor seeks indemnification from Licensee pursuant to Section 9.5.1 above, Anacor shall: (a) give UGARF prompt written notice of the Claim; provided, however, that failure to provide such notice shall not relieve the Licensee from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with Licensee, at Licensee’s expense, in connection with the defense and settlement of the Claim; and (c) permit UGARF or Licensee, as appropriate, to control the defense and settlement of the Claim; provided, however, that neither UGARF nor Licensee may settle the Claim without Anacor’s prior written consent, which shall not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts Anacor’s rights and obligations. Further, Anacor shall have the right to participate (but not control) and be represented in any suit or action by advisory counsel of Anacor’s selection and at Anacor’s own expense. For the purpose of this Section 9.5.2, all capitalized terms not defined in this Agreement shall have the meaning given to them by the Anacor License Agreement.

9.6
Insurance. Licensee shall maintain during the term of this Agreement, and Licensee shall require and ensure that each Sublicensee and Contractor shall maintain during the term of their respective Sublicenses or Production Rights Agreement and until the later of: (a) [***] after termination or expiration of this Agreement (or the Sublicense or Production Rights Agreement, as applicable) or (b) the date that all statutes of limitations covering claims or suits that may be instituted for personal injury based on the sale or use of Licensed Products have expired, commercial general liability insurance from a minimum “A-“ AM Best rated insurance company, including prior to the date of first use of a License Product in humans, contractual liability and product liability or clinical trials, if applicable, with coverage limits of not less than [***] per occurrence and [***] in the aggregate. Total limits may be provided by any combination of primary and umbrella/excess coverage. The minimum level of insurance set forth herein shall not be construed to create a limit on Licensee’s or any third-party’s liability hereunder. All such policies shall name UGARF, Regents, UGA, Anacor, and Anacor Affiliates as additional insured (usually for U.S., Canada, and Puerto Rico exposures) or indemnify UGARF, Regents, UGA, Anacor, and Anacor Affiliates as principal (usually for rest of world exposures) and provide a waiver of subrogation in favor of UGARF, Regents, UGA, Anacor, and Anacor Affiliates. Such insurance policies shall be primary and non-contributing with respect to any other similar insurance policies available to Anacor or its Affiliates, or to UGARF, Regents, or UGA. Any deductibles for such insurance shall be assumed by Licensee (or by the Sublicensee or Contractor, as applicable). Upon receipt by the Licensee (or Sublicensee or Contractor, as applicable), Licensee shall provide UGARF and Anacor with certified copies of the insurance policies required under this Section 9.6 or original certificates of insurance evidencing such insurance prior to first use of a Project Compound (as defined by the Anacor License Agreement) or Licensed Product in humans. Licensee shall provide notification, and subsequently notify UGARF and Anacor at least thirty days prior to cancellation, termination, or any material change to restrict coverage or reduce limits afforded in any such insurance policies.

ARTICLE 10
TERM AND TERMINATION

10.1
Term. Unless sooner removed or terminated by this terms of this Agreement or the mutual consent of the Parties, the rights granted to Licensee by this Agreement in each Licensed Patent and sublicensed to Licensee under the Anacor License Agreement shall survive and extend through and including the last day there remains in effect at least one Valid Claim of such Licensed Patent, at which time it is no longer included among Licensed Patents or sublicensed under the Anacor License Agreement.

10.2
Termination by Licensee. Licensee may terminate this Agreement by delivering notice of termination to UGARF, and in that event the effective date of termination will be the later of either (a) 30 days from the date of receipt of the notice of termination; or (b) a later termination date identified in the notice.

10.3
Termination by UGARF. If Licensee or a Sublicensee or Contractor materially breaches any term of this Agreement and fails to cure such breach within 60 days after Licensee’s receipt of written notice of such breach by UGARF, then UGARF may thereafter deliver, at any time during the term of this Agreement while the noticed breach remains uncured, a notice of termination to Licensee, in which case all of Licensee’s rights under this Agreement automatically shall terminate as of the date of Licensee’s receipt of such notice of termination or on a later termination date identified in the notice. Notwithstanding the foregoing, if Licensee files any action that challenges UGARF’s rights in any one or more Licensed Patents, then UGARF may send notice of termination to Licensee, in which case termination is effective immediately upon Licensee’s receipt of such notice.

10.4
Effect of Termination on Licensed Patent Rights. Upon termination or removal from the scope of this Agreement of Licensee’s rights in and to any particular Licensed Patent prior to its natural termination, then Licensee and all Sublicensees and Contractors shall immediately cease practicing such Licensed Patent and, without limiting the foregoing, they all shall immediately cease making use of such Licensed Patent rights to make, have made, offer to sell, and/or sell any Licensed Products.

10.5
Effects of Termination on Confidential Information. Once all rights in Licensed Patents granted to Licensee hereunder have either expired, been removed from the scope of this Agreement, or have otherwise terminated, then each Recipient and Third-Party Recipient of the Provider’s Confidential Information shall destroy all such Confidential Information in such Recipient’s and/or Third-Party Recipient’s possession or control; or upon timely notice from the Provider, the Recipient and each Third-Party Recipient shall return such Confidential Information to the Provider at the Provider’s expense. However, each Recipient and Third-Party Recipient may keep archival copies of the Provider’s Confidential Information to the extent required by applicable records retention policies, law, or regulation, but with the requirement that except to the extent required by law the Recipient and/or Third-Party Recipient may not use or access any such retained Confidential Information of the Provider for any purpose whatsoever unless or until such retained Confidential Information meets one of the exceptions at Sections 8.5(a)-(e).

10.6
Survival. Notwithstanding termination or expiration of this Agreement for any reason, the following provisions shall survive:
(a).
Licensee’s payment obligations that are accrued and remaining unpaid or unperformed prior to such termination;
(b).
Licensee’s reporting obligations that are accrued but remaining unmet or unperformed prior to termination;
(c).
Sections 2.3.3, 2.3.4 2.3.5,2.3,6, 4.8, 4.9, 4.10, 4.11, 4.12, 5.4, 5.5, and 6.8 and Articles 7, 8, 9, 10, and 11;
(d).
Any cause of action or claim of a party, accrued or to accrue, as a result of any breach or default of this Agreement or performance of this Agreement.

ARTICLE 11
MISCELLANEOUS

11.1
Integration. This Agreement, including its Appendices, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes any and all prior written or oral discussions, arrangements, courses of conduct, or agreements with respect to the same subject matter; provided that any contemporaneous agreements executed by the Parties for research or other funding shall be read independently of this Agreement.

11.2
Amendment and Waiver. Except as expressly permitted herein, this Agreement may be amended only by a written instrument executed by both Parties. The waiver of an obligation hereunder by a Party shall not constitute a waiver of any other obligation, and shall not constitute a permanent waiver of that obligation.

11.3
Assignment. This Agreement shall not be assigned by Licensee without the prior written consent of UGARF at UGARF’s sole discretion, except that no consent shall be required in the case of assignment or transfer to a party that succeeds to all or substantially all of Licensee’s business or assets relating to this Agreement, whether by sale, merger, operation of law, or otherwise, provided that such assignee or transferee promptly agrees to be bound by the terms and conditions of this Agreement. Any purported assignment not in accordance with this Section 11.3 is void. Licensee shall provide UGARF with a copy of assignment within 5 days of execution.

11.4
Severability. If any one or more of the provisions of this Agreement is held by any court of competent jurisdiction to be invalid, illegal, or unenforceable, then such provisions shall be reformed to approximate as nearly as possible the intent of the Parties, and the validity of the remaining provisions shall not be affected. If it is not possible to reform the Agreement while maintaining the material intent of the Parties, then this Agreement shall automatically terminate.

11.5
Relationship of Parties. The Parties are independent contractors. There is no relationship of principal to agent, master to servant, employer to employee, or franchiser to franchisee between the Parties. Neither Party has the authority to bind the other or incur any obligation on its behalf except as may be expressly provided herein.

11.6
Governing Law; Jurisdiction. This Agreement is governed and interpreted under the laws of the State of Georgia applicable to contracts made and to be performed entirely within Georgia by Georgia residents without regard to the conflicts of laws rules of any jurisdiction. All actions or proceedings related to this Agreement shall be litigated in the U.S. District Court for the Middle District of Georgia.

11.7
Export Controls. Licensee acknowledges that the practice of Licensed Patents, and/or the development, manufacture, transport, and/or sale of Licensed Products, may require a license or other prior permission or approval from an agency or other unit of the U.S. government, and that certain financial transactions with foreign individuals or entities may be barred. UGARF neither represents that any such license or other prior permission or approval will not be required nor that, if required, such shall issue. Licensee shall comply, and Licensee shall ensure that its Sublicensees and Contractors shall comply, with any and all such requirements acknowledged herein.

11.8
Force Majeure. Delays in, or failure of, performance by any Party will not constitute default, or trigger any claim for damages, if and to the extent such damages are caused by acts of God, strikes, work stoppages, civil disturbances, fires, floods, explosions, riots, war, rebellion, and/or sabotage.

11.9
Notices. Notices required under this Agreement shall be delivered to a Party at its address set forth below. Notice may be given by hand or by commercial carrier, or by email where indicated. Such notice is effective upon receipt by an employee, agent, or representative of the receiving Party authorized to receive notices or other communications sent or delivered in a manner set forth above.

If to UGARF: Director, Innovation Gateway

University of Georgia Research Foundation, Inc.

110 Terrell Hall

210 S. Jackson Street

Athens, Georgia 30602

If to Licensee: Chief Legal Officer

AN2 Therapeutics, Inc.

1800 El Camino Real, Suite D

Menlo Park, CA 94027

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11.10
Implementation. Each Party shall, at the request of the other Party, execute any documents reasonably necessary to implement the provisions of this Agreement.

11.11
Remedies. Due to the proprietary nature of the subject matter, the Parties agree that their respective rights and obligations under this Agreement may be enforced by injunction, specific performance, or other equitable relief, without prejudice to any other rights and remedies the Parties may have at law or equity.

11.12
Not Binding until Executed and Delivered. Unless and until all Parties hereto have executed and delivered this Agreement, this Agreement shall be of no force or effect.

11.13
Third-Party Beneficiary. Anacor is a third-party beneficiary of this Agreement with the right to enforce Licensee’s obligations to Anacor herein, including but not limited to those obligations to Anacor in Section 2.5. (Anacor Retained Rights); Sections 9.5.1. and 9.5.2. (Indemnification); Section 11.6.1 (Use of Names); Section11.6.2 (Press Release); and Section 9.6 (Insurance). Licensee shall also require that Anacor be included as a third-party beneficiary of any Sublicense or Production Rights Contract with the right to enforce such Sublicensee’s or Contractor’s obligations to Anacor that are required by this Agreement, including but not limited those obligations to Anacor identified above.

IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed by their authorized officers or representatives on the date indicated below.

University of Georgia Research AN2 Therapeutics, Inc.

Foundation, Inc.

By: _/s/ Derek E. Eberhart_ By:

Name: Dr. Derek E. Eberhart Name: Eric Easom

Title: Chief Licensing Officer Title: President & CEO

Date: Date:

APPENDIX A

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APPENDIX B

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APPENDIX C

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APPENDIX D

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APPENDIX D-1

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APPENDIX E

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SCHEDULE 1.1

Copy of Anacor License Agreement